Exhibit 10.1

REVENUE SHARING AGREEMENT

This REVENUE SHARING AGREEMENT ("Agreement") is entered into this ____ day of October, 2011, by and among the undersigned holders (“Lenders”) of Series CC2011 Secured Promissory Notes ("Notes”) issued by AEROGROW INTERNATIONAL, INC., a Nevada corporation; and AEROGROW INTERNATIONAL, INC., a Nevada corporation ("Borrower" or the “Company”).

RECITALS

A.           Borrower executed and delivered to Lenders its Series CC2011 Secured Promissory Notes, which Notes total, in the aggregate, $_________.

B.           During April through July 2011, the Company participated in a test designed to assess the desirability of offering the Company’s products for sale using a network marketing sales distribution method.  Network marketing, or multi-level marketing (“MLM”), involves person-to-person direct selling of products by independent distributors who receive a commission for sales made by them, and by other independent distributors that they enroll to sell products.

C.           The Company’s management determined that the results of the test of network marketing distribution suggested that there is an attractive market opportunity and that the Company should pursue an initiative to sell its products into the MLM channel of distribution (the “MLM Initiative”).

D.           The Lenders will, collectively and in aggregate, receive payments equal to 1.0% of the Company’s future sales into the MLM distribution channel (the “MLM Payments”).  The MLM Payments will continue until the earlier to occur of: (i) $500,000 in MLM Payments having been made to the Lenders; or (ii) the 36th month following the month of the Company’s first sale into the network marketing channel.

E.           The Company is in the process of developing its strategy and operational tactics for the MLM Initiative.  The details of the MLM Initiative and the timing of the MLM Initiative have not been finalized and the Company therefore cannot estimate the sales, if any, that may be generated if the MLM Initiative is undertaken at some point in the future.  No assurance can be given that, if undertaken, the MLM Initiative will be successful, or that the Company will ultimately choose to implement the MLM Initiative.  In the event the Company does not pursue the MLM Initiative, no MLM payments will be made to the Lenders.

AGREEMENT

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Acknowledgement of Recitals.  Borrower represents that the foregoing Recitals are true and correct statements of fact.

2. MLM Payments.  Borrower will make the MLM Payments to each Lender individually out of its general operating funds.  The MLM Payments will be based on the Company’s revenue from sales into the MLM distribution channel, and will be subject to the following conditions and limitations.

a.
The MLM Payments will be made monthly in arrears on the 15th day of each month.  In the event the 15th day of any given month falls on a day which is a legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close (a “Non-Business Day”), then the MLM Payments for that month will be made on the next succeeding day that is not a Non-Business Day.

b.	In aggregate, the MLM Payments made each month will equal one percent (1%) of the Company’s sales into the MLM distribution channel for the prior month.

c.
Each Lender will receive a monthly payment equal to its pro rata share of the total MLM Payments for that month.  A Lender’s pro rata share will be calculated by dividing (i) the dollar amount of Notes purchased by the Lender, by (ii) the total amount of Notes issued by the Company.  (For example, if the Company issued $1,500,000 in Notes and an individual Lender purchased $300,000 in Notes, then the Lender’s pro rata share would equal 20%.)

d.
The MLM Payments will begin in the month following the month in which the Company records its initial sale into the MLM distribution channel and will continue until the earlier to occur of: (i) $500,000 in aggregate MLM Payments having been made to the Lenders; or (ii) the 36th month following the month of the Company’s first sale into the network marketing channel.

3. Lender Statements.  The Company will calculate its sales into the MLM distribution channel each month.  Concurrent with the MLM Payments each month the Company will provide a statement to each Lender detailing the MLM sales for the prior month, the aggregate MLM Payments being made for that month, the amount being paid to the Lender, the cumulative amount of MLM Payments in aggregate, and the cumulative amount of MLM Payments made to the Lender.  Until such time as the Company records its initial sale into the MLM distribution channel, it shall not be required to provide monthly statements to the Lenders.

4.  Events of Default.  An “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

a.
Any failure to make the MLM Payments as and when the same shall become due and payable, and such failure has not been remedied within 15 days after the date on which notice of such failure has been given;

b.
The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Agreement or any other agreement between the Company and the Lenders, and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;

c.
The Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

5. Remedies.  The Lenders, acting based on a majority vote by principal amount of the Notes purchased by the Lenders (a “Majority of the Holders”), may declare a default under Paragraph 4 upon not less than 30 days’ written notice to the Company.  If the Company fails to cure an Event of Default within such period (or if the cure cannot be reasonably completed within such period, commence the cure of the Event of Default and diligently pursue such cure), then the amounts due to Lenders hereof shall accrue interest at the rate of seventeen percent (17%) per annum beginning as of the date of the Event of Default, and a Majority of the Holders may:

a.	exercise all rights with respect to the amounts owed under this Agreement, or as permitted by law;

b.	Apply to a court with its seat in Colorado that has jurisdiction over the Company for the appointment of a receiver to manage the assets and operations of the Company;

c.	Assert any other remedy available at law or in equity.

6. Authority to Enter into this Agreement.  Borrower hereby states that it has the requisite authority to enter into this Agreement and hereby indemnifies the Lenders from any and all claims or losses which the Lenders may incur as a result of any party lacking the necessary requisite authority to enter into this Agreement.  All parties agree to execute any additional documentation or provide any additional documentation as may be reasonably requested by the Lenders to properly and further effectuate the terms of this Agreement.

7. Governing Law.  This Agreement shall be governed by the laws of the State of Colorado.  The prevailing party in any litigation hereunder shall be entitled to recover reasonable legal fees and costs in addition to all other damages and remedies at law.

8. Successors Bound/Integration. The provisions of this Agreement shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto.  This Agreement incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

9. Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10. Counterparts.  This Agreement may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have caused this Revenue Sharing Agreement to be executed as of the day and year first above written.

AEROGROW INTERNATIONAL, INC.

__________________
By: J. Michael Wolfe
Its:  President and CEO

LENDERS

Name: _______________________________

Joint Holder (if applicable): __________________________

Principal Amount of Note Purchased: _______________

Signature: _____________________________

Joint Holder
Signature (if applicable): ____________________________

Name: _______________________________

Joint Holder (if applicable): __________________________

Principal Amount of Note Purchased: _______________

Signature: _____________________________

Joint Holder
Signature (if applicable): ____________________________